--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                     FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                 TRUSTEE PURSUANT TO SECTION 305(b)(2)_________

                              ---------------------

                       U.S. TRUST COMPANY OF TEXAS, N.A.
              (Exact name of trustee as specified in its charter)

                                                    75-2353745
  (State of incorporation                        (I.R.S. employer
  if not a national bank)                      identification No.)

2001 Ross Avenue, Suite 2700                        75201-2936
       Dallas, Texas                                (Zip Code)
   (Address of trustee's
principal executive offices)

                               Compliance Officer
                       U.S. Trust Company of Texas, N.A.
                          2001 Ross Avenue, Suite 2700
                           Dallas, Texas  75201-2936
                                 (214) 754-1200
           (Name, address and telephone number of agent for service)

                              ---------------------
                              La Quinta Inns, Inc.
              (Exact name of obligor as specified in its charter)

                 Texas                                   74-1724417
    (State or other jurisdiction of                   (I.R.S. employer
     incorporation or organization)                 identification No.)

         112 East Pecan Street
           San Antonio, Texas                              78205
(Address of principal executive offices)                 (Zip Code)

                                _______________

                                Debt Securities
                      (Title of the indenture securities)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    GENERAL

1.       GENERAL INFORMATION.

         Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Reserve Bank of Dallas (11th District), Dallas, Texas (Board of Governors of the Federal Reserve System)
                  Federal Deposit Insurance Corporation, Dallas, Texas
                  The Office of the Comptroller of the Currency, Dallas, Texas

         (b)     Whether it is authorized to exercise corporate trust powers.

                   The Trustee is authorized to exercise corporate trust powers.

2.       AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

         If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

         None.

3.       VOTING SECURITIES OF THE TRUSTEE.

         Furnish the following information as to each class of voting securities of the Trustee:

                             As of August 13, 1997
--------------------------------------------------------------------------------

                      Col A.                               Col B.
--------------------------------------------------------------------------------
                   Title of Class                    Amount Outstanding
--------------------------------------------------------------------------------
      Capital Stock - par value $100 per share          5,000 shares

4.       TRUSTEESHIPS UNDER OTHER INDENTURES.

         La Quinta Inns, Inc 7.40% Senior Notes due 2005
         La Quinta Inns, Inc. Debt Securities

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

         Not Applicable

6.       VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
         OFFICIALS.

         Not Applicable

7.       VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
         OFFICIALS.

         Not Applicable

8.       SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

         Not Applicable

9.       SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

         Not Applicable

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

         Not Applicable

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

         Not Applicable

12.      INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

         Not Applicable

13.      DEFAULTS BY THE OBLIGOR.

         Not Applicable

14.      AFFILIATIONS WITH THE UNDERWRITERS.

         Not Applicable

15.      FOREIGN TRUSTEE.

         Not Applicable

16.      LIST OF EXHIBITS.

         T-1.1   -  A copy of the Articles of Association of U.S. Trust Company of Texas, N.A.; incorporated herein by reference to Exhibit
                    T-1.1 filed with Form T-1 Statement, Registration No.
                    22-21897.

16.      (con't.)

         T-1.2   -  A copy of the certificate of authority of the Trustee to commence business.

         T-1.3   -  A copy of the authorization of the Trustee to exercise
                    corporate trust powers.

         T-1.4   -  A copy of the By-laws of the U.S. Trust Company of Texas,
                    N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement,
                    Registration No. 22-21897.

         T-1.5   -  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

         T-1.6   -  A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


         NOTE

As of August 13, 1997 the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of April 18, 1997 U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 19,296,927 shares of $1 par value Common Stock as of August 13, 1997.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S. Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                                _______________

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 13th day of August, 1997.

                                          U.S. Trust Company of Texas, N.A.,
                                             Trustee



                                          By:   /s/ BILL BARBER
                                                ---------------
                                                Bill Barber
                                                Vice President

                                                                  EXHIBIT T-1.2



                          COMPTROLLER OF THE CURRENCY

                    TREASURY DEPARTMENT OF THE UNITED STATES

                                WASHINGTON, D.C.

        Whereas, satisfactory evidence has been presented to the Comptroller of the Currency that U.S. Trust Company of Texas, National Association located in Rowlett State of Texas has complied with all previsions of the statutes of the United States required to be complied with before being authorized to commence the business of banking as a National Banking Association.

        Now, therefore. Thereby certify that the above-named association is authorized to commence the business of banking as a National Banking Association.


                                In testimony whereof, witness my signature and seal of office this 7th day of December 1990


                                              Peter C. Kraft
                                       Comptroller of the Currency


Charter No. 18782

                                                                   EXHIBIT T-1.3



                                 TRUST PERMIT
--------------------------------------------------------------------------------
COMPTROLLER OF THE CURRENCY
ADMINISTRATOR OF NATIONAL BANKS
--------------------------------------------------------------------------------

Southwestern District
1600 Lincoln Plaza
500 N. Akard
Dallas, Texas 75201-3394

WHEREAS, - U.S. Trust Company of Texas, National Association, located in Dallas, Texas, being a national banking association, organized under the statutes of the United States, has made application for authority to act as fiduciary;

AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority;

NOW THEREFORE, I certify that the said association is authorized to act in all fiduciary capacities permitted by such statutes.



                                            IN TESTIMONY WHEREOF, witness my
                                            signature and seal of the Office
                                            this Sixth day of August, 1991.

           [SEAL]                           /s/ EDWARD M. GRAVES

                                            Edward M. Graves
                                            Director for Analysis

                                            CHARTER NUMBER 18782

                                                                   Exhibit T-1.5



                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of La Quinta Inns, Inc. Debt Securities, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                               U.S. Trust Company of Texas, N.A.



                                               By:   /s/ BILL BARBER
                                                     ---------------
                                                     Bill Barber
                                                     Vice President

                                                                  EXHIBIT T 1.6


                                                                 Board of Governors of the Federal Reserve System
                                                                 OMB Number: 7100-0036
                                                                 Federal Deposit Insurance Corporation
                                                                 OMB Number: 3064-0052
                                                                 Office of the Comptroller of the Currency
Federal Financial Institutions Examination Council               OMB Number: 1557-0081
                                                                 Expires March 31, 2000
-----------------------------------------------------------------------------------------------------------------------------

                                                                 Please Refer to Page i,                                (1)
                                                                 Table of Contents, for
(LOGO)                                                           the required disclosure
                                                                 of estimated burden
-----------------------------------------------------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH
DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF LESS THAN $100
MILLION - - FFIEC 034
                                                                   (970331)
                                                                   -------
REPORT AT THE CLOSE OF BUSINESS June 30,1997                       (RCRI 9999)

This report is required by law: 12 U.S.C. Section 324 (State      This report form is to be filed by banks with domestic
member banks); 12 U.S. c. Section 1817 (State nonmember banks);   offices only. Banks with branches and consolidated
and 12 U.S. C. Section 161 (National banks).                      subsidiaries in U.S. territories and possessions, Edge or
                                                                  Agreement subsidiaries, foreign branches, consolidated
                                                                  foreign subsidiaries, or International Banking Facilities
                                                                  must file FFIEC 031.
-----------------------------------------------------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an     The Reports of Condition and Income are to be prepared in
authorized officer and the Report of Condition must be attested    accordance with Federal regulatory authority instructions.
to by not less than two directors (trustees) for State nonmember   NOTE: these instructions may in some cases differ from
banks and three directors for State member and National Banks.     generally accepted accounting principles.

I, Alfred B. Childs, SVP & Cashier                                 We, the undersigned directors (trustees), attest to the
 Name and Title of Officer Authorized to Sign Report               correctness of this Report of Condition (including the
                                                                   supporting schedules) and declare that it has been examined
of the named bank do hereby declare that these Reports of          by us and to the best of our knowledge and belief has been
Condition and Income (including the supporting schedules) have     prepared in conformance with the instructions issued by the
been prepared in conformance with the instructions issued by the   appropriate Federal regulatory authority and is true and
appropriate Federal regulatory authority and are true to the best  correct.
of my knowledge and belief.
                                                                   /s/ William Goodwin
/s/ Alfred B. Childs                                               ---------------------
-------------------------                                          Director (Trustee)
Signature of Officer Authorized to Sign Report
                                                                   /s/ Arthur C. White
 July 16,1997                                                      ---------------------
--------------                                                     Director (Trustee)
Date of Signature
                                                                   /s/ J.T. Moore
                                                                   ---------------------
                                                                   Director (Trustee)

-----------------------------------------------------------------------------------------------------------------------------

FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANKS: Return the original and one copy to the      NATIONAL BANKS: Return the original only in the special
appropriate Federal Reserve District Bank.                       return address envelope provided. If express mail is used in lieu of the special return address envelope, return the
STATE NONMEMBER BANKS: Return the original only in the special   original only to the FDIC, c/o Quality Data Systems, 2127
return address envelope provided. If express mail is used in     Espey Court, Suite 204, Crofton, MD 21114.
lieu of the special return address envelope, return the
original only to the FDIC, c/o Quality Data Systems, 2127
Espey Court, Suite 204, Crofton, MD 21114.
-----------------------------------------------------------------------------------------------------------------------------

FDIC Certificate Number ____________                                                                                06-30-97
                        (RCRI 9050)                              Banks should affix the address label in this space.

                                                                 U. S. Trust Company of Texas, National Association
                                                                 --------------------------------------------------
                                                                 Legal Title of Bank (TEXT 9010)

                                                                 2001 Ross Avenue, Suite 2700
                                                                 ----------------------------
                                                                 City (TEXT 9130)

                                                                 Dallas, TX                 75201
                                                                 ---------------------------------------------
                                                                 State Abbrev. (TEXT 9200) ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

U.S. TRUST COMPANY OF TEXAS, N.A.                  Call Date: 06/30/97                  State #: 6797          FFIEC 034
2100 ROSS AVENUE, SUITE 2700                       Vendor ID: D                         Cert #: 33217          Page RC-2
DALLAS, TX 75201                                   Transit #: 11101765
                                                                                                                ---------------
                                                                                                                      9
                                                                                                                ---------------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30,1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET                                                                                             C100
                                                                                                 Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions:                                                  RCON
    a. Noninterest-bearing balances and currency and coin (1,2)                ______     _______        0081          996  1.a
    b. Interest bearing balances (3)                                           ______     _______        0071          679  1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)              ______     _______        1754            0  2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)            ______     _______        1773       96,249  2.b
 3. Federal funds sold (4) and securities purchased under
    agreements to resell:                                                                                1350        7,000  3
 4. Loans and lease financing receivables:                                       RCON
    a. Loans and leases, net of unearned income (from Schedule RC-C)             2122      43,923                           4.a
    b. LESS: Allowance for loan and lease losses                                 3123         531                           4.b
    c. LESS: Allocated transfer risk reserve                                     3128           0                           4.c
    d. Loans and leases, net of unearned income, allowance, and reserve                                  RCON
        (item 4.a minus 4.b and 4.c)                                           ______     _______        2125       43,392  4.d
 5. Trading assets                                                             ______     _______        3545            0  5.
 6. Premises and fixed assets (including capitalized leases)                   ______     _______        2145          725  6.
 7. Other real estate owned (from Schedule RC-M)                               ______     _______        2150            0  7.
 8. Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)                                                       ______     _______        2130            0  8.
 9. Customers' liability to this bank on acceptances outstanding               ______     _______        2155            0  9.
10. Intangible assets (from Schedule RC-M)                                     ______     _______        2143            0  10.
11. Other assets (from Schedule RC-F)                                          ______     _______        2160        1,539  11.
12. a. Total assets (sum of items 1 through 11)                                ______     _______        2170      150,580  12.a
    b. Losses deferred pursuant to U.S.C. 1823(j)                              ______     _______        0306            0  12.b
    c. Total assets and losses deferred pursuant to 12 U.S.C. 1823(j)
        (sum of items 12.a and 12.b)                                           ______     _______        0307      150,580  12.c

(1)  Includes cash items in process of collection and unposed debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3)  Includes time certificates of deposit not held for trading.
(4) Report 'term federal funds sold' in Schedule RC, item 4.a, 'Loans and leases, net of unearned income,' and in Schedule RC-C, part 1.
(5) Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, 'Federal funds sold.'

U.S. TRUST COMPANY OF TEXAS, N.A.                  Call Date: 06/30/97                  State #: 6797          FFIEC 034
2100 ROSS AVENUE, SUITE 2700                       Vendor ID: D                         Cert #: 33217          Page RC-2
DALLAS, TX 75201                                   Transit #: 11101765
                                                                                                                ---------------
                                                                                                                      10
                                                                                                                ---------------

SCHEDULE RC - CONTINUED
                                                                                        Dollar Amounts in Thousands
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of                                                             RCON
       columns A and C from Schedule RC-E)                                           RCON                2200     116,826  13.a
       (1) Noninterest-bearing (1)                                                   6631       7,804                      13.a.1
       (2) Interest-bearing                                                          6636     109,022
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
       (1) Noninterest-bearing
       (2) Interest-bearing
14. Federal funds purchased(2) and securities sold under agreements to                                   RCON
    repurchase:                                                                                          2800           0  14
15. a. Demand notes issued to the U.S. Treasury                                    ______     _______    2840           0  15.a
    b. Trading liabilities                                                         ______     _______    3548           0  15.b
16. Other borrowed money:
    A. WITH A REMAINING MATURITY OF ONE YEAR OR LESS                               ______     _______    2332       5,000  16.a
    B. WITH A REMAINING MATURITY OF MORE THAN ONE YEAR THROUGH THREE YEARS         ______     _______    A547       3,000  16.b
    C. WITH A REMAINING MATURITY OF MORE THAN THREE YEARS                          ______     _______    A548       3,000  16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding                       ______     _______    2920           0  18.
19. Subordinated notes and debentures                                              ______     _______    3200           0  19.
20. Other liabilities (from Schedule RC-G)                                         ______     _______    2930       1,393  20.
21. Total liabilities (sum of items 13 through 20)                                 ______     _______    2948     129,219  21.
22. Not applicable
EQUITY CAPITAL
                                                                                                         RCON
23. Perpetual preferred stock and related surplus                                  ______      ______    3838       7,000  23.
24. Common stock                                                                   ______      ______    3230         500  24.
25. Surplus (exclude all surplus related to preferred stock)                       ______      ______    3839       8,384  25.
26. a. Undivided profits and capital reserves                                      ______      ______    3632       5,404  26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities      ______      ______    8434          73  26.b
27. Cumulative foreign currency translation adjustments
28. a. Total equity capital (sum of items 23 through 27)                           ______      ______    3210      21,361  28.a
    b. Losses deferred pursuant to 12 U.S.C. 1823(j)                               ______      ______    0306           0  28.b
    c. Total equity capital and losses deferred pursuant to 12 U.S.C.
       1823(j) (sum of items 28.a and 28.b)                                        ______      ______    3559      21,361  28.c
29. Total liabilities, limited-life preferred stock, equity capital, and losses deferred pursuant to 12 U.S.C. 1823(j) (sum of items 21, 22,
    and 28.c)                                                                      ______      ______    2257     150,580  29.

MEMORANDUM
 TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
 1. Indicate in the box at the right the number of the statement below that best describes the most       RCON
    comprehensive level of auditing work performed for the bank by independent external                   6724          N/A  M.1
    auditors as of any date during 1995

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4  = Directors' examination of the bank performed by other external auditors
     (may be required by state chartering authority)

5  = Review of the bank's financial statements by external auditors

6  = Compilation of the bank's financial statements by external auditors

7  = Other audit procedures (excluding tax preparation work)

8  = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report "term federal funds purchased" in Schedule RC, item 16, 'Other borrowed money.'

(3) Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a, 'Federal funds purchased.'